Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Essential Properties Realty Trust, Inc. 2023 Incentive Plan of Essential Properties Realty Trust, Inc. of our report dated February 23, 2021, with respect to the consolidated financial statements of Essential Properties Realty Trust, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

May 23, 2023